ARTICLES OF INCORPORATION

The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of The Indiana Business Corporation Law, as amended
(hereinafter referred to as the "Act"), execute the following Articles of Incorporation.

                                                         ARTICLE I

                                                            Name

The name of the Corporation is GRAND SLAM LICENSING, INC.

                                                          ARTICLE II

                                                           Purposes

The purposes for which the Corporation is formed are:

Section 1. General Purpose. To engage in the business of buying, selling, trading, exclusively licensed pin collections to wholesale and retail establishments and the public.

Section 2. Other Purposes. For the continuation of its business the Corporation shall have the following other purposes:

            (a) Capacity to Act. To have the capacity to act possessed by natural persons, but to have authority to perform only such acts as are necessary, convenient or expedient to accomplish the purpose for which it is formed and such as are not repugnant to law.

             (b) To Deal in Personal Property. To acquire (by purchase, exchange, lease, or otherwise), hold, deal in and dispose of, alone, or in syndicates or otherwise in conjunction with others, commodities and other personal property of every kind, character and description whatsoever and wheresoever situated, and any interest therein.

           (c) To Deal in Real Property. To acquire, (by purchase, exchange, lease, hire or otherwise), hold, own, improve, manage, operate, lease as lessee, let as lessor, sell, convey or mortgage, either alone or in conjunction with others, real estate of every kind, character and description, whatsoever and wheresoever situated, and any interest therein.

             (d) To Make Contracts. To enter into, make, perform and carry out, or cancel and rescind contracts for any lawful purpose pertaining to business.

             (e) To Deal in Good Will. To acquire, (by purchase, exchange, lease, hire or otherwise) all, or any part, of the good will, rights, property and businesses or any person, entity, partnership association or corporation, heretofore or hereafter engaged in any business similar to any which the Corporation has power to conduct, to pay for the same in cash or in stocks, bonds, or other obligation of the Corporation, or otherwise, to hold utilitize and in any manor dispose of the whole or any part, of the rights and property as acquired, and to assume in connection herewith any liabilities of any such person, entity, partnership, association, or corporation, and conduct in any lawful manner the whole, or any part of the business thus acquired.



             (f) To Enter into Partnership. To enter into any lawful arrangement for sharing profits, union of interest, reciprocal association, or cooperative association with any corporation, association, partnership, individual, or other legal entity, for the carrying on or any business or transaction deemed necessary, convenient, or incidental to carrying out any of the purposes of the Corporation.

         (g) Stock Options. To create, without restriction, rights, options, warrants, and/or different classes of stock to purpose any or all of the shares.

        (h) To Raise Funds. To borrow or raise monies for any of the purposes of the Corporation and, from time to time, without limits as to amount, to draw, make, accept, endorse, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable instruments and evidence of indebtedness, and to secure the payment thereof, and the interest thereof, by a mortgage on, or pledge, conveyance, or assignment in trust of, the whole, or any part of the assets of the Corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge, or otherwise dispose of such securities or other obligations of the Corporation for its corporate purpose. Specially, the Corporation is authorized to sell the certificates of indebtedness with terms different from those available to the general public, to is officers and employees.

           (i) Rights, Privileges and Powers. Subject to any limitations or restrictions imposed by law, or by these Articles of Incorporation, to have and exercise all the general right, privileges and powers specified in or permitted under Section 3 of the Indiana General Act.

          (j) General Clause. To do everything necessary, proper, advisable, or convenient for the accomplishment of any of the purposes, or the attainment of any of the objects of the furtherance of any of the powers herein set forth, and to do every other act and thing incidental thereto or connected therewith, which is not forbidden by the laws of the State of Indiana, or by the provisions of the Articles of Incorporation.

                                                            ARTICLE III

                                                          Period of Existence

The period during which the Corporation shall continue is perpetual.

                                     ARTICLE IV

                         Resident Agent and Principal Office

            Section 1. Resident Agent. The name and address of the Resident Agent in change of the Corporation's principal office is Milton
O.Thompson, 401 Pennsylvania Parkway, Suite 390, Indianapolis, Indiana
46280.

            Section 2. Principal Office. The post office address of the principal office of the Corporation is 401 Pennsylvania Parkway, Suite 390, Indianapolis, Indiana 46280.


                                                                 ARTICLE V

                                                                     Shares

            Section 1. Number. The total number of shares which the corporation has authority to issue is 50,000,000.

            Section 2. Terms. The Capital stock of the corporation may be divided into classes, kinds or series. More than one class, kind and series may be authorized to be issued. Such shares may be issued by the Corporation for such consideration or considerations as may be fixed by the Board of Directions, and such consideration or considerations may be paid, in whole or in part, in money, or in labor actually performed for, or services actually rendered to the Corporation. The initial issue of shares of stock will be issued according to the various subscription agreement entered into by the corporation.

              Section 3. Voting Rights of Shares. Except as otherwise provided by law or by these articles, every shareholder shall have the right at every shareholder's meeting to one(1) vote for each share of stock standing in his name on the books of the Corporation.

             Section 4. Restrictions on the Sale or Transfer of Stock. The shares of stock of the Corporation may not be freely transferred unless registered under the Securities Act of 1933 and any applicable state law or unless an exemption from registration is available.

         Section 5. Value of Stock. In the event that a shareholder desires to sell his or her stock to the other shareholders, the Corporation, or an outside party, the value of the stock will be determined by valuing the net worth of the Corporation as determined by three (3) independent appraisers.

                                             ARTICLE VI

                                Requirements Prior to Doing Business

The Corporation will not commence business until consideration of the value of at least One Hundred Dollars ($100.00) has been received for the issuance of shares.

                                                                 ARTICLE VII

                                                                      Directors

            Section 1. Number of Directors. The initial Board of Directors is composed of four (4) members. The number of Directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of Directors, the number shall be four (4).

            Section 2. Names and Post Office Addresses of the Directors. The names and post office addresses of the initial Board of Directors of the Corporation are:

              Name                             Number and Street or Building

       Milton O. Thompson                      401 Pennsylvania Parkway
                                               Indianapolis, Indiana  46280

       Dennis DeYoung                          401 Pennsylvania Parkway
                                               Indianapolis, Indiana   46280

       Harold Thompson                         401 Pennsylvania Parkway
                                               Indianapolis, Indiana   46280

       Joel K. Stein                           40l Pennsylvania Parkway
                                               Indianapolis, Indiana   46280

           Section 3. Qualification of Directors. Directors need not be shareholders of the Corporation.



                                                                 ARTICLE VIII

                                                                   Incorporator

The name and post office address of the incorporator of the Corporation is:

            Name                                                   Address

     Milton O. Thompson                               401 Pennsylvania Parkway
                                                   Indianapolis, Indiana   46280

                                          ARTICLE IX

                     Provisions For Regulations of Business and Conduct of
                                    Affairs of  Corporation

           Section 1. Meeting of Shareholders. Meetings of the Shareholders of the Corporation shall be held as may be specified in the respective notices, waivers of notice, thereof.

           Section 2. Meeting of Directors. Meetings of the Directors of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices, waivers of notice, thereof.

           Section 3. Code of By-Laws. The Board of Directors of the Corporation shall have the powers, without the assent or vote of the Shareholders, to make, alter, amend or repeal the Code of By-Laws of the Corporation, but the Affirmative vote or a majority of the members of the Board of Directors, for the time being, shall be necessary to make such Code or to effect any alternation, amendment or repeal thereof.

      Section 4. Interest of Directors in Contracts. Any contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and one or more of its Directors or between the Corporation and any firm of which one or more of its Directors are members or employees, or in which they are interested or between the Corporation and any corporation or association of which one or more of the Directors are stockholders, members, or directors, officers, or employees, or in which they are interested, shall be valid for purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors which acts upon, or in reference to, such contract or transaction and notwithstanding his or her participation in such action. If the fact that such interest shall be disclosed or known to the Board of Directors, and the Board of Directors shall authorize, approve and ratify such contracts or transaction by a vote of majority of the Directors present, such interested Director or Directors are to be counted in determining whether a majority of such quorum necessary to carry such vote. This section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

           Section 5. Additional Powers of Directors. In addition to the powers and authorities hereinabove or by statute expressly conferred, the Board of Directors is hereby authorized to exercise all such acts and things as may be exercised or done by a corporation organized and existing under the provisions of the Act.

           Section 6.  Indemnification of Directors, Officers and Employees.

           (a) Actions by Third Parties. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner re reasonably believed to be in or not opposed to be the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that no indemnification shall be made in relation to matters as to which he shall be adjudged in such action, suit or proceeding be liable for negligence or misconduct in the performance of duty to the Corporation.
The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was lawful.

      (b) Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a part or is threatened to be made a party to any threatened pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation.

           (c)  Indemnification as a Matter of Right or Discretion.   Any such
director, officer, employee or agent who has been wholly successful, on the merits or otherwise, with respect to any claim, suit or proceeding of the character described herein shall be entitled to indemnification as of right except as provided in the proceeding sentence, any indemnification hereunder shall be made at the discretion of the Corporation, but only if the Board of Directors, acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding, shall find that the director, officer, employee or agent has met the standards of conduct set forth in the first sentence of this subsection. The directors may request independent legal counsel (who may be be regular counsel of the Corporation) to deliver to it their written opinion as to whether such director, officer, employee or agent has met such standards.

       (d) Multiple Claims. If several claim, issues or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he is not so entitled as to others.

      (e) Advancement of Expenses. The Corporation may advance expenses incurred in defending a civil or criminal action to, or where appropriate may, at its expense undertake the defense of any such director, officer, employee or agent upon receipt of an undertaking or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification under this section.

          (f) Applicable Claims. The provisions of this section shall be applicable to claims, actions, suits or proceedings made or commenced before or after the adoption hereof and whether arising from acts of omissions occurring before or after the adoption hereof.

         (g) Indemnification of Article not Exclusive. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnifications may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or a matter of law, or otherwise both as to action in his official capacity and as to action in another capacity whole holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall insure to the benefit of the heirs, executors and administrators of such a person.


        (h) Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent to the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity , or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

         Section 7. Board of Directors Voting Procedures. All amendment, alterations, resolutions, or decisions voted upon by the Board of Directors requires a majority vote before any such amendments, alterations, resolutions or decisions can be passed and made effective.

         Section 8. Amendment of Articles of Incorporation. The Corporation reserves the right to alter, amend or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by the provisions of the Act, or any other pertinent enactment of the General Assembly of the State of Indiana, and all rights and powers conferred hereby on shareholders, directors, and officers of the Corporation, are subject to such reserved right.

          Section 9. Consent in Lieu of Directors' Meetings. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting, if prior to such action, a written consent is signed by all such members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or of such committee.

          IN WITNESS WHEREOF, the undersigned, being the incorporator designated in Article VVIII, executed these Articles of Incorporation and certify to the trust of the facts herein stated this _____ day of _________, 1995.


________________________
Milton O. Thompson




This instrument was prepared by Paul M. Pittman, Baker, Siegel & Page
333 E. Ohio St., Ste. 200, Indianapolis, Ind.   46204





                                         BY-LAWS OF GRAND SLAM LICENSING,
INC.

                                                                   ARTICLE I

                                     Identification

             Section 1. Name. The name of the Corporation shall be GRAND SLAM LICENSING, INC. (hereinafter referred to as the "Corporation").

             Section 2. Fiscal Year. The fiscal year of the Corporation shall begin on January 1 and end on December 31.

             Section 3. Principal Office and Resident Agent-Power to Change. The post office address of the initial principal of the Corporation is 401 Pennsylvania Parkway, Suite 390, Indianapolis, Indiana 46280 and the name and post office address of its initial Resident Agent in charge of such office are Milton O. Thompson 410 Pennsylvania Parkway, Suite 390, Indianapolis, Indiana 46280.. The location of its principal office, or the designation of its registered agent, or both, may be changed at any time, or from time to time, when authorized by the Board of Directors, with the Secretary of State, on or before the day of any such change is to take effect, or within five (5) days after the death of the Resident Agent or other unforeseen termination of his agency, a certificate signed by any current officer of the Corporation, and verified under oath by the officer signing the same, stating the change to be made and reciting that such change is made pursuant to authorization by the Board of Directors. A copy of such certificate shall be inserted in the corporate record book immediately following the By-Laws.

                                                                 ARTICLE II

                                                                 Capital Stock

          Section 1. Consideration for Shares. The Board of Directors shall cause the Corporation to issue the capital stock of the Corporation for such consideration as has been fixed by such board in accordance with the provisions of the Articles of Incorporation.

          Section 2.  Payment of Shares.    Subject to the provisions of the
Articles of Incorporation, the consideration for the issuance of shares of the capital stock of the Corporation may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for, or services actually rendered to ,the Corporation; provided, however, that upon the issuance of shares as a share dividend shall be deemed to be the consideration for the issuance of such shares. When payment shall have been received by the Corporation, or when surplus shall have been transferred to capital upon the issuance of a share dividend, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor or services received as consideration, or the value placed by the Board of Directors upon the Corporate assets in the event of a share dividend shall be conclusive. Promissory notes or future services shall be accepted in payment or part payment of any of the capital stock of the Corporation.

         Section 3. Certificated for Shares. The Corporation shall issue to each shareholder a certificate signed by the President, Vice-President, Treasurer, and/or the Secretary of the Corporation certifying the number of shares owned by him in the Corporation. Where such certificate is also signed by a transfer agent or registrar, the signatures of the President, Vice-President, Secretary or Treasurer may be facsimiles. The certificate shall state the names or the registered holder, the number of shares represented thereby, the par value, and whether such shares have been fully paid up.
The certificate shall be legibly stamped to indicate the per continuum which has been paid up, and as further payments are made thereon the certificate shall be stamped accordingly. If the Corporation issues more than one class, every certificate issued shall state the kind and class of shares represented thereby and the relative rights, interests, preferences and restrictions of such class, or a summary thereof.

    Section 4. Form of Certificates. The stock certificates to represent the shares of the capital stock of this Corporation shall be in such form, not inconsistent with the laws of the State of Indiana, as may be adopted by the Board of Directors.

      Section 5. Transfer of Stock. Title to a certificate and to the shares represented thereby can be transferred only:

          (a) By delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby, or

          (b) By delivery of the certificate and a separate document containing a written assignment of the certificate or a power or attorney to sell, assign or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

         (c) The shares of stock of the Corporation may not be freely transferred unless registered under the Securities Act of 1933 and any applicable state law or unless an exemption from registration is available.

          Section 6. Fixing or Record Dates. For the purpose of determining shareholders entitled to vote at any meeting of shareholders or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, not exceeding 50 days, or may fix in advance a record date for such purpose, which date may not be more than 50 days prior to the date of such meeting or the date on which the action requiring such determination is to be taken.

                                                                ARTICLE III

          Section 1. Place of Meetings. All meetings of shareholders shall be held within this state and at the principal office of the Corporation, unless otherwise provided in the Articles of Incorporation.

         Section 2. Annual Meetings. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held on March first of each year, if such is not a legal holiday, and if a holiday, then on the first following day that is not a legal holiday. If for any reason the annual meeting of the shareholders shall not be held at the time herein provided, the same may be held at anytime thereafter, but not later than (5) months after the close of each fiscal year of the Corporation. Failure to hold the annual meeting at the designated time shall not work any forfeiture or a dissolution of the corporation.

          Section 3. Special Meetings. Special meetings of the shareholders may be called by the President, a Vice-President or by any members of the Board of Directors.

          Section 4. Simultaneous Communication Meetings. Any and all shareholders may participate in an annual or special shareholder's meeting by or through the use of any means or communication by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in a meeting by this means is deemed present in person at the meeting.

     Section 5. Notice of Meetings. A written or printed notice, stating the place, day and hour of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered or mailed by the secretary or by the officers or persons calling the meeting, to each holder of the capital stock of the Corporation at the time entitled to vote, at least (10) days before the date of the meeting. Notice of any such meeting may be waived in writing by any shareholder if the waiver sets forth in reasonable detail the purpose any purposes for which the meeting is called, and the time and place thereof. Attendance at any meeting, in person or by proxy shall constitute a waiver of notice of such meeting.

         Section 6. Voting at Meetings. Except otherwise provided by the provisions of the Articles of Incorporation, every shareholder shall have the right at any shareholder's meeting of the Corporation to one vote for each share of stock standing in his name on the books of the Corporation.

         Section 7. Proxies. A shareholder may vote, either in person or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein.

        Section 8. Quorum. Unless otherwise provided by the Articles of Incorporation, at any meeting of shareholders, a majority of the shares of the capital stock outstanding and entitled by the Articles of Incorporation to vote, represented in person or by proxy, shall constitute a quorum.

                                                               ARTICLE IV

                                                          BOARD OF DIRECTORS

          Section 1. Board of Directors. The Board of Directors shall consist of four (4) members who shall be elected annually by a majority of the
shares represented at the annual meeting of the shareholders.   Such
directors shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified. Directors need not be shareholders unless the Articles of Incorporation so require.

        Section 2. Duties. The corporate power of this Corporation shall be vested in the Board of Directors, who shall have the management and control of the business of the Corporation. They shall employ such agents and servants as they may deem advisable, and fix the rate of compensation of all agents, employees, and officers.

       Section 3. Resignation. A Director may resign at any time filing his written resignation with the Secretary.

        Section 4. Removal. At a meeting of shareholders called expressly for that purpose, Directors may be removed in the manner provided in this section, unless otherwise provided in the Articles of Incorporation. Any or all of the members of the Board of Directors may be removed, with or without cause, by a vote of the holder of a majority of the shares then entitled to vote, at an election of Directors.

         Section 5. Vacancies. In the case of any vacancies in the Board of Directors through death, resignation, removal or other cause, the remaining Directors by the affirmative vote of the majority thereof may elect a successor to fill such vacancy until the next annual meeting and until his successor is elected and qualified. Shareholders shall be notified of the name, address, principal occupation and other pertinent information about any Director elected by the Board of Directors to fill any vacancy.

        Section 6. Annual Meetings. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, at the place where such meeting of the shareholders has been held, for the purpose of organization, election of officers, and considering of any other business that may be brought before the meeting. If such meeting is not held as above provided, the election of officers may be held at any subsequent meeting of the board at any place within or without the State of Indiana.

        Section 7. Quorum. At any meeting of the Board of Directors, the presence of a majority of the member of the board elected and qualified shall constitute a quorum for the transaction of any business except the filling of vacancies in the Board of Directors.

                                                               ARTICLE V

                                               OFFICERS OF THE CORPORATION

       Section 1. Officers. The officers of the Corporation shall consist of a President, a Vice-President, a Secretary, and Treasurer. Any two or more offices may be held by the same person, except that the duties of the President and Secretary shall not be performed by the same person. The
Board of Directors by resolution may create and define the duties of the other offices in the Corporation and shall elect and appoint persons to fill all such offices. Election or appointment of an officer shall not of itself create contract rights.

        Section 2. Election and Removal. Officers shall be elected by the Board of Directors at its annual meeting and shall hold office for one year or until their respective successors have been elected and qualified. The Board of Directors may remove an officer at any time, with or without cause. Vacancies in offices occurring by reason of death, resignation, removal or increase in the number of officers of the Corporation shall be filled by the Board of Directors.

        Section 3. Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is chosen and qualified.

        Section 4. President. The President shall preside at all meetings of shareholders and directors, discharge all the duties which revolve around a presiding officer, and perform such other duties as this Code of By-Laws provides, or the Board of Directors may prescribe. The President shall have full authority to execute proxies on behalf of the Corporation, to vote stock owned by it in any other corporation, and to execute, the Secretary powers of attorney appointing other corporations, partnerships, or individuals the agent of the corporation, all subject to the Indiana Business Corporation
Law, as amended; the Articles of Incorporation and this code of By-Laws.

        Section 5. Vice-President. The Vice-President shall perform all duties incumbent upon the President during any absence or disability of the president and shall have such powers and perform such duties as this code of By-Laws provides or as the Board of Directors may, from time to time, prescribe or delegate.

        Section 6. Secretary. The Secretary shall have the custody and care of the records, minutes, and stock books of the Corporation. He shall attend all meetings of the shareholders and Board of Directors and shall keep, or cause to be kept in a book provided for the purpose, a true and complete record of this proceedings of such meetings, and shall perform a like duty for all standing committees appointed by the Board of Directors, when required. He shall attend to the giving and serving of all notices of the corporation, shall file and take charge of all papers and documents belonging to the corporation and shall perform such duties as this Code of By-Laws may require or the Board of Directors may prescribe.

       Section 7. Treasurer. The Treasurer shall keep correct and complete records or account, showing accurately at all times, the financial condition of the Corporation. He shall be the legal custodian of all moneys, notes, securities, and other valuables which he may from time to time come into the possession of the Corporation. He shall immediately deposit all funds of the corporation coming into his hand in some reliable bank or other depository to be designated by the Board of Directors, and shall keep such bank accounts in the manner of the Corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as the Code of By-Laws may require or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

         Section 8. Delegation of Authority. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officers to any other officer or to any Director, for the time being, provided a majority of the entire Board of Directors concurs therein.

         Section 9. Salaries. The salaries of the officers and employees shall be fixed, from time to time, by the Board of Directors. No officer or employee shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                                              ARTICLE VI

                         Negotiable Instruments, Deeds, Contracts, Leases, Etc.

        Section 1. Execution of Negotiable Instruments. All checks, drafts, notes bonds, bills of exchange and orders for the payment of money of the Corporation shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be executed in behalf of the Corporation by the President or a Vice-President, or the Secretary, or the Treasurer.

        Section 2.  Execution of Deeds, Contracts, Etc.   All deeds and
mortgages made by the Corporation and all contracts to which the Corporation is a party shall, unless otherwise directed by the Board of Directors, or unless required by law, be executed on behalf of the Corporation by the President, or a Vice-President, or the Secretary or the Treasurer.

                                    ARTICLE VII

                        Indemnification of Directors and Officers

         Section 1.  Indemnification of Directors, Officers and Employees.

          (a) Actions by Third Parties. The Corporation shall indemnify any person who was or is a part or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was director, officer, employee or age to the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to be in the best interests of the Corporation, and, with respect to an criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that no indemnification shall be made in relation to matters as to which he shall be adjudged in such action, suit or proceeding be liable for negligence or misconduct in the performance of duty to the Corporation.
The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith an din a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was lawful.

         (b) Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation.


         (c) Indemnification as a Matter of Right or Discretion. Any such director, officer, employee or agent who has been wholly successful, on the merits or otherwise, with respect to any claim, suit or proceeding or the character described herein shall be entitled to indemnification as of right except as provided in the proceeding sentence. Any indemnification hereunder shall be made at the discretion of the Corporation, but only if the Board of Directors, acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding, shall find that the director, officer, employee or agent has met the standards of conduct set forth in the first sentence of this subsection. The directors may request independent legal counsel (who may be regular counsel of the Corporation) to deliver to it their written opinion as to whether such director, officer, employee or agent has met such standards.

     (d) Multiple Claims. If several claims, issues or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he is not so entitled as to others.

         (e) Advancement of Expenses. The Corporation may advance expenses incurred in defending a civil or criminal action to, or where appropriate may, at its expense undertake the defense of any such director, officer, employee or agent upon receipt or an undertaking or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification under this section.

        (f) Applicable Claims. The provisions of this section shall be applicable to claims, actions, suits or proceedings made or commenced before or after the adoption hereof and whether arising from acts or omissions occurring before or after the adoption hereof.

        (g) Indemnification of Article not Exclusive. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemniifications may be entitled under any by-law, agreement, vote of stockholders or disinterested directors as a matter or law, or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall insure to the benefit of the heirs, executors and administrators of such a person.

        (h) Insurance . The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation as a director, officer, employee or agent of another corporation,
partnership, joint venture, trust or other enterprise   against any liability
asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

                                                            ARTICLE VIII

                                                   AMENDMENTS OF BY-LAWS

         The By-Laws may be altered or amended by the Board of Directors at any meeting if notice of the intention to consider changes in the By-Laws is contained in the Notice of such meeting or if such notice is waived by all members of the Board either in writing or by attendance at the meeting.